Exhibit 10.1

FORM OF
TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination Agreement”) with respect to the Call Option Confirmations (as defined below) is made as of October [●], 2021 between [●] (“Dealer”) and Medallia, Inc. (“Counterparty”), a Delaware corporation.

WHEREAS, Counterparty issued $575,000,000 principal amount of 0.125% Convertible Senior Notes due 2024 (the “Convertible Notes”) pursuant to an Indenture dated as of September 18, 2020, between Counterparty and U.S. Bank National Association, as trustee;

WHEREAS, Dealer and Counterparty are parties to the base capped call option transaction (as amended, modified or supplemented, the “Base Call Option Transaction”) evidenced by the letter agreement between Dealer and Counterparty, dated as of September 15, 2020 (as amended, modified or supplemented, the “Base Call Option Confirmation”), and the additional capped call option transaction (as amended, modified or supplemented, the “Additional Call Option Transaction” and, together with the Base Call Option Transaction, the “Call Option Transactions”) evidenced by the letter agreement between Dealer and Counterparty, dated as of September 16, 2020 (as amended, modified or supplemented, the “Additional Call Option Confirmation” and, together with the Base Call Option Confirmation, the “Call Option Confirmations”); and

WHEREAS, the Counterparty has requested the full termination of both the Base Call Option Transaction and the Additional Call Option Transaction upon consummation of the acquisition of Counterparty by Project Metal Parent, LLC, a Delaware limited liability company (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of July 25, 2021, by and among Parent, Parent, Project Metal Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Counterparty (the “Merger Agreement”).

NOW, THEREFORE, in consideration of their mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.          Defined Terms.  Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmations.

2.          Termination of Transactions and Confirmations.  Notwithstanding anything to the contrary in the Call Option Confirmations, Counterparty and Dealer agree that, upon the occurrence of the Closing (as defined in the Merger Agreement), (i) the Base Call Option Transaction shall automatically terminate and all of the respective rights and obligations of the parties under the Base Call Option Confirmation shall be terminated, cancelled and extinguished, (ii) the Additional Call Option Transaction shall automatically terminate and all of the respective rights and obligations of the parties under the Additional Call Option Confirmation shall be terminated, cancelled and extinguished and (iii) in consideration of the foregoing, Dealer shall pay to Counterparty, in immediately available funds to the account specified below, cash in US Dollars in an amount equal to $[●] (the “Call Option Unwind Amount”) no later than 11:00 a.m. (New York City time) on the first Business Day following the Closing Date (each as defined in the Merger Agreement).

3.          Notification of Closing Date. Counterparty shall notify Dealer not later than 5:00 p.m., New York City time, on the Closing Date (as defined in the Merger Agreement) of the occurrence thereof, which notice shall be provided via email to the email address set forth in Section 7 below.

4.          Further Adjustments; Termination.

(a)          Dealer agrees that it shall not, prior to any termination of this Termination Agreement, modify, amend, adjust, cancel or terminate, or suspend its performance under, any of the Call Option Confirmations, including but not limited to declaring an Early Termination Date thereunder.

(b)          If the Merger Agreement is terminated or amended in any respect that could reasonably be expected to have a material effect on the determination of the Call Option Unwind Amount, this Termination Agreement shall immediately terminate and shall be of no force and effect, no Call Option Unwind Amount shall be owed hereunder, and each of the Call Option Confirmations shall remain in full force and effect pursuant to the terms thereof in effect immediately prior to the execution of this Termination Agreement.

5.          Representations and Warranties of Counterparty and Dealer.  Each of Counterparty and Dealer represents and warrants to the other party on the date hereof that:

(a)          it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)          it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement, to deliver this Termination Agreement and each such other document relating thereto (if any) and to perform its obligations hereunder and thereunder (as applicable) and has taken all necessary action to authorize such execution, delivery and performance;

(c)        such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)          all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)          its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(f)          on the date hereof, it remains a party to the Call Option Transactions to the full extent as on the date of execution thereof and it has not assigned, purported to assign or made any attempt to assign, any interest in the Call Option Transactions to any third party.

6.          Representations and Warranties of Counterparty.  Counterparty represents and warrants to Dealer on the date hereof that:

(a)        it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended; and

(b)          it (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million.

7.          Notices.  For purposes of this Termination Agreement, the addresses for notices or communications to the parties shall be:

(a)          Counterparty:

Medallia, Inc.
575 Market Street, Suite 1850
San Francisco, California 94105
Attention: General Counsel
Telephone: (650) 321-3000

(b)          Dealer:

[●]

7.          Account Details.  For purposes of this Termination Agreement, the account for payments to Counterparty shall be:

Bank:             [●]
ABA#:           [●]
Acct No.:       [●]
Beneficiary:   [●]
SWIFT ID:     [●]

8.        Governing Law.  THIS TERMINATION AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

9.         Waiver of Trial by Jury.  EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

10.        Amendment; Continuing Effect.  This Termination Agreement may not be modified, amended or supplemented, except in a written instrument signed by each party hereto. Except as set forth herein, all other terms of the Call Option Transactions and provisions of the Call Option Confirmations shall remain and continue in full force and effect unless and until terminated in accordance with Section 2 hereof, and are hereby confirmed in all respects.

11.        Counterparts.  This Termination Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF the parties have executed this Termination Agreement with effect from the date specified on the first page of this Termination Agreement.

[● ]

By:
Name:
Title:

Medallia, Inc.

By:
Name:
Title:

[Signature Page to Capped Call Termination Agreement]